UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2020
L3HARRIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Boulevard
Melbourne,	Florida	32919
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	LHX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01 Other Events
L3Harris Technologies, Inc., a Delaware corporation (“L3Harris”), has filed this Current Report on Form 8-K to provide the supplemental unaudited pro forma condensed combined financial information for the quarters ended March 29, 2019 and June 28, 2019 included in Exhibit 99.1 hereto following the combination of Harris Corporation, a Delaware corporation ("Harris"), and L3 Technologies, Inc., a Delaware corporation (“L3”), in an all-stock merger pursuant to the Agreement and Plan of Merger, dated as of October 12, 2018, by and among Harris, L3 and Leopard Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Harris, in order to assist with evaluations and discussions of consolidated results of operations of L3Harris as a combined company for periods including the quarters ended April 3, 2020 and July 3, 2020 on a more comparable basis due to the significance of the L3 operating businesses included in the combined company results following the merger. The pro forma financial information included in Exhibit 99.1 hereto is for informational purposes only and does not purport to indicate the results that actually would have been obtained had the combination of Harris and L3 been completed on the assumed dates or for the periods presented, or which may be realized in the future.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
EXHIBIT INDEX
     The following exhibit is furnished herewith:

99.1
Supplemental unaudited pro forma condensed combined financial information of L3Harris Technologies, Inc. for the quarters ended March 29, 2019 and June 28, 2019 giving effect to the merger between Harris Corporation and L3 Technologies, Inc.

101	Cover Page Interactive Data File formatted in Inline XBRL

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L3HARRIS TECHNOLOGIES, INC.
By:	/s/ Jay Malave, Jr.
	Name:	Jay Malave, Jr.
	Title:	Senior Vice President and Chief Financial Officer

Date: May 4, 2020